                                                                 EXHIBIT 4.2


                          CERTIFICATE OF DESIGNATION

                                      of

                        CLASS B CONVERTIBLE REDEEMABLE
                         PARTICIPATING PREFERRED STOCK

                                      of

                               CYBERSENTRY, INC.

         ------------------------------------------------------------
                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware
         ------------------------------------------------------------


          CYBERSENTRY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that pursuant to
                               -----------
the authority conferred upon the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the

"Certificate of Incorporation"), and in accordance with the provisions of
-----------------------------
Section 151 of the General Corporation Law of the State of Delaware, the following resolution creating a series of its Preferred Stock, par value $.001 per share, designated as Class B Convertible Redeemable Participating Preferred Stock has been duly adopted by the Board of Directors of the Corporation:

          RESOLVED, that a series of the class of authorized Preferred Stock, par value $.001 per share, of the Corporation (the "Preferred Stock") be hereby
                                                    ---------------
created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions of such series, are as follows:

           Section 1.  Designation and Amount.
                       ----------------------

          The shares of such series shall be designated as the "Class B Convertible Redeemable Participating Preferred Stock" (the "Class B Preferred
                                                            -----------------
Stock") and the number of shares initially constituting such series shall be
-----
3,000,000, which number may be decreased (but not increased) by the Board of Directors of the Corporation (the "Board of Directors") without a vote of
                                   ------------------
stockholders; provided, however, that such number may not be decreased below the
              --------  -------
number of then currently outstanding shares of Class B Preferred Stock. The stated value and liquidation preference per share (the "Liquidation Preference")
                                                        ----------------------
of the Class B Preferred Stock shall be $1.50.

           Section 2.  Definitions.
                       -----------

          Capitalized terms used herein shall have the following meanings set forth in this Section 2:
              ---------

          "Board of Directors" has the meaning ascribed to such term in Section
           ------------------                                           -------
1.
-

          "Business Day" means any day other than Saturday, Sunday or a day on
           ------------
which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "By-Laws" means the By-Laws of the Corporation, as they may be amended
           -------
or restated from time to time.

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Corporation, as it may be amended or restated from time to time.

          "Class A Preferred Stock" means the series of authorized Preferred
           -----------------------
Stock of the Corporation designated as the "Class A Convertible Redeemable Participating Preferred Stock" and issued contemporaneously with the Class B Preferred Stock.

          "Class B Preferred Stock" has the meaning ascribed to such term in
           -----------------------
Section 1.
---------

          "Closing Price per share of Common Stock" on any date shall be the
           ---------------------------------------
last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price per share of
                                                    --------------------------
Common Stock" shall mean the Fair Market Value per share as determined in good
------------
faith by the Board of Directors.

          "Common Stock" means the common stock, par value $.001 per share, of
           ------------
the Corporation.

          "Conversion Price" shall be an amount equal to $1.50, as adjusted from
           ----------------
time to time pursuant to Section 8.  Any adjustment of the Conversion Price
                         ---------
pursuant to Section 8 shall be to the nearest one-hundredth (1/100th) of a whole
            ---------
cent.

          "Current Market Price per share of Common Stock" on any date shall be
           ----------------------------------------------
deemed to be the average of the Closing Prices per share of Common Stock for the twenty (20) consecutive trading days commencing thirty (30) trading days immediately prior to such date.

          "Current Trading Price" on any date shall, with respect to any
           ---------------------
security, be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System.

          "DGCL" means the General Corporation Law of the State of Delaware.
           ----

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fair Market Value" means an amount determined in good faith by the
           -----------------
Board of Directors and certified in a resolution sent to all holders of shares of Class B Preferred Stock.

          "Issue Date" means the first date on which shares of Class B Preferred
           ----------
Stock are issued.

          "Junior Stock" means the Common Stock and any other stock of the
           ------------
Corporation ranking junior to the Class B Preferred Stock with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise.

          "Liquidation Preference" has the meaning ascribed to such term in
           ----------------------
Section 1.
---------

          "Parity Stock" means any stock of the Corporation ranking on a parity
           ------------
with the Class B Preferred Stock either with respect to the payment of dividends or the distribution of assets, whether upon liquidation or otherwise.

          "Plan" means Second Amended Plan of Reorganization, dated December 4,
           ----
1998, as supplemented, filed by Telecommunications Service Center, Inc., predecessor to the Corporation, with the United States Bankruptcy Court for the Middle District of Florida.

          "Person" means any person or entity of any nature whatsoever,
           ------
specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

          "Preferred Stock" means the preferred stock, par value $.001 per
           ---------------
share, of the Corporation.

          "Redemption Price" of any share of Class B Preferred Stock means, as
           ----------------
of any date, the Liquidation Preference, plus all accrued and unpaid dividends on such share of Class B Preferred Stock to such date.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Secretary" means the Secretary of the Corporation.
           ---------

          "Senior Stock" means any stock of the Corporation ranking prior to the
           ------------
Class B Preferred Stock either with respect to the payment of dividends or the distribution of assets, whether upon liquidation or otherwise.

          "Set Apart for Payment" means the Corporation shall have deposited
           ---------------------
with a bank or trust company having a capital and surplus of at least $50,000,000, in trust for the exclusive benefit of the holders of shares of Class B Preferred Stock, funds sufficient to satisfy the Corporation's payment obligation.

          "Subsidiary" of any Person means any corporation or other entity of
           ----------
which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

           Section 3.  Dividends and Distributions.
                       ---------------------------

          (a) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff) on the Common Stock, other than any dividend or distribution of shares of Common Stock, then, and in each such case, the holders of shares of Class B Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Class B Preferred Stock held, the same dividend or distribution received by a holder of the number of shares (including any fractional shares) of Common Stock into which such share of Class B Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the Class B Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

          (b) The holders of shares of Class B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Section 3.
     ---------

           Section 4.  Voting Rights.
                       -------------

          (a) The holders of shares of Class B Preferred Stock shall be entitled to vote together with the holders of shares of Common Stock on all matters requiring a shareholder vote or other shareholder action by the holders of shares of Common Stock. In any such shareholder vote, the holders of shares of Class B Preferred Stock shall be entitled to a number of votes, with respect to each share of Class B Preferred Stock held, equal to the number of shares (including any fractional shares) of Common Stock into which such share of Class B Preferred Stock is convertible on the record date for such shareholder vote or other shareholder action.

          (b) So long as any shares of Class B Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the shares of Class B Preferred Stock then outstanding, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not: (i) authorize or create any class or series, or any shares of any class or series, of Senior Stock; (ii) authorize or create any class or series, or any shares of any class or series, of Parity Stock other than the Class A Preferred Stock; (iii) reclassify any shares of capital stock of the Corporation into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; or (v) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Class B Preferred Stock so as to affect the Class B Preferred Stock adversely or to increase the authorized number of shares of Class B Preferred Stock.

          (c) Except as provided in paragraphs (a) and (b) of this Section 4 or
                                    ----------------------         ---------
in the Certificate of Incorporation, and except for any voting rights provided by law, the holders of shares of Class B Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

           Section 5.  Redemption.
                       ----------

          (a) On or before March 4, 2001, the Corporation shall have the right, at its sole option and election, to redeem, at any time or from time to time, in whole or in part, the outstanding shares of Class B Preferred Stock by paying therefor in cash an amount per share equal to Redemption Price.

          (b) (i) Notice of any redemption of shares of Class B Preferred Stock pursuant to paragraph (a) of this Section 5 shall be mailed not less than thirty
            -------------         ---------
(30) nor more than sixty (60) days prior to the redemption date to each holder of shares of Class B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall state: (v) the date fixed for redemption, (w) the place or places where the redemption price will be paid (if other than the principal executive offices of the Corporation), (x) if less than all the shares held by any holder are to be redeemed pursuant to paragraph (a) of this Section 5, the number of shares to be
                     -------------         ---------
redeemed from such holder, (y) the Conversion Price then in effect and (z) that dividends on the shares of Class B Preferred Stock will cease to accrue on the date fixed for redemption. In order to facilitate the redemption of shares of Class B Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Class B Preferred Stock to be redeemed, not more than sixty (60) days nor less than thirty (30) days prior to the date fixed for such redemption. In the case of the redemption of less than all the outstanding shares of Class B Preferred Stock pursuant to paragraph (a) of this Section 5,
                                              -------------         ---------
(I) such
redemption shall be of whole shares selected by lot among all then outstanding shares of Class B Preferred Stock in such manner as may be prescribed by the Board of Directors, and (II) if fewer than all shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (ii)  Notice having been given pursuant to subparagraph (i) of this paragraph (b), from and after the date specified therein as the date of
-------------
redemption, unless default shall be made by the Corporation in providing for the payment of the applicable redemption price, all dividends on the Class B Preferred Stock thereby called by the Corporation for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (prior to the date of redemption so specified) on which the Corporation shall provide for the payment of the Redemption Price by depositing the requisite amount of moneys (and other property, if applicable) with a bank or trust company having a capital and surplus of at least $50,000,000, provided that the notice of
                                             --------
redemption shall state the intention of the Corporation to deposit such moneys (and other property, if applicable) on a date in such notice specified, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable redemption price (but without interest) and except the right to exercise any privileges of conversion, shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys (and other property, if applicable) so deposited which shall remain unclaimed by the holders of Class B Preferred Stock at the end of six (6) years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation. Except for any amounts deposited in payment of accrued and unpaid dividends, in the event that moneys are deposited pursuant to this paragraph in respect of shares of Class B Preferred Stock that are converted in accordance with the provisions of Section
                                                                        -------
8, such moneys shall, upon such conversion, revert to the general funds of the
-
Corporation, and upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof.

           Section 6.  Reacquired Shares.
                       -----------------

          Any shares of Class B Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock.

           Section 7.  Liquidation, Dissolution or Winding Up.
                       --------------------------------------

          (a)  In the event of any liquidation, dissolution or winding up of the

  Corporation, whether voluntary or involuntary, the holders of shares of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Liquidation Preference per share plus all accrued and unpaid dividends thereon to the date of such payment, and no distribution shall be made (i) to the holders of shares of Common Stock or any other capital stock of the Corporation ranking junior to the Class B Preferred Stock upon liquidation, dissolution or winding up, unless, prior thereto, the holders of shares of Class B Preferred Stock shall have received an amount equal to the Liquidation Preference per share plus all accrued and unpaid dividends thereon to the date of such payment, or (ii) to the holders of shares of any capital stock of the Corporation ranking on a parity with the Class B Preferred Stock upon liquidation, dissolution or winding up, except distributions made ratably on the Class B Preferred Stock and all such other capital stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation. The Class A Preferred Stock ranks on parity with the Class B Preferred Stock with respect to the distribution of assets upon any liquidation, dissolution or winding up.

          (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.
                                        ---------

           Section 8.  Conversion.
                       ----------

          Each share of Class B Preferred Stock may, subject to paragraph (e) of
                                                                -------------
this Section 8, at any time up to the close of business on October 1, 2004, at
     ---------
the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 8.
                                           ---------

          (a) Each share of Class B Preferred Stock shall be convertible in the manner hereinafter set forth into a number of fully-paid and nonassessable shares of Common Stock equal to the result obtained (calculated to the nearest one-thousandth (1/1,000th) of a share) by dividing the Liquidation Preference by the Conversion Price.

          (b) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Corporation shall at any time after the Issue Date declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case,

               (A) the Conversion Price as in effect immediately prior to such event shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event; and

               (B) an adjustment made pursuant to this subparagraph (i) shall
                                                       ----------------
          become effective (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall issue shares of Common Stock (or rights, options or warrants to purchase or other securities convertible into or exchangeable for shares of Common Stock) at any time after the Issue Date at a price per share less than the Current Market Price per share of Common Stock on the date of issuance of such shares (or the date of issuance of such rights, options, warrants or other convertible or exchangeable securities) (the "Trigger Price"), other than (w) in a
                                    -------------
     transaction to which paragraph (c) of Section 3 or subparagraph (i) of this
                          -------------    ---------    ----------------
     paragraph (b) is applicable, (x) issuances of shares of Common Stock
     -------------
     pursuant to rights or options granted under any Employee Benefit Plan or
     (y) upon conversion or exchange of shares of Class B Preferred Stock or upon conversion of Notes in accordance with their terms, then, and in each such case,

               (A) the Conversion Price as in effect immediately prior to such issuance shall be adjusted by multiplying such Conversion Price by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such event and
          (2) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or issuable upon the exercise or conversion of any such rights, options, warrants or other convertible or exchangeable securities) would purchase at the Trigger Price as in effect immediately prior to such issuance, and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such event and (2) the number of additional shares of Common Stock issued (or issuable upon the exercise or conversion of any such rights, options, warrants or other convertible or exchangeable securities); and

               (B) such adjustment shall become effective immediately after the date of such issuance.

               For purposes of this subparagraph (ii), the aggregate
                                    -----------------
     consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, options or warrants to purchase or other securities convertible into or exchangeable for shares of Common Stock shall be deemed to be equal to the sum of the net offering price (after deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such securities plus the aggregate amount, if any, payable upon exercise of any such rights, options or warrants or conversion or exchange of any such convertible or exchangeable securities into or for shares of Common Stock.

               (iii) In case the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction to which subparagraph (i)
                                                                ----------------
     or (ii) of this paragraph (b) or paragraph (c) of Section 3 applies) in
     -------         -------------    -------------    ---------
     which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Class B Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Class B Preferred Stock is convertible immediately prior to the consummation of such transaction.

          (c) In case the Corporation shall be a party to a transaction described in subparagraph (iii) of paragraph (b) above, effective provision
             ------------------    -------------
shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities or property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Class B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class B Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities or property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Class B Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares, securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in paragraph (b) of this Section 8 shall be
                                  -------------         ---------
deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities or property.

          (d) The holder of any shares of Class B Preferred Stock may exercise such holder's right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Class B Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such
                   ---------
holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Class B Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Class B Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Class B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Class B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Class B Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) Business
Days); but the surrender of shares of Class B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class B Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

          (e) Shares of Class B Preferred Stock that are called for redemption by the Corporation may be converted at any time up to the close of business on the Business Day next preceding the date fixed for redemption of such shares pursuant to Section 5, unless the Corporation shall have defaulted in its
            ---------
obligations under such Section to make the redemption payment.

          (f) In any case in which paragraph (b) of this Section 8 shall require
                                   -------------         ---------
that an adjustment as a result of any event becomes effective after a record date for such event, the Corporation may elect to defer until after the occurrence of such event (i) issuing to the holder of any shares of Class B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the conversion rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (h) below; and, in lieu of the shares the issuance of which is so
-------------
deferred, the Corporation shall issue due bills or other appropriate evidence of the right to receive such shares.

          (g) Holders of shares of Class B Preferred Stock at the close of business on a record date in respect of a Quarterly Dividend shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and Quarterly Dividend Payment Date shall not be entitled to receive such dividend on such Quarterly Dividend Payment Date) on the corresponding Quarterly Dividend Payment Date notwithstanding the conversion thereof following such record date and prior to such Quarterly Dividend Payment Date. However, shares of Class B Preferred Stock surrendered for conversion during the period between the close of business on any record date in respect of a Quarterly Dividend and the opening of business on the corresponding Quarterly Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividends payable on such shares on such Quarterly Dividend Payment Date. A holder of shares of Class B Preferred Stock on a record date in respect of a Quarterly Dividend who tenders any such shares for conversion on the corresponding Quarterly Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Class B Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Class B Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Class B Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

          (h) In connection with the conversion of any shares of Class B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Class B Preferred Stock are deemed to have been converted.

          (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Class B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Preferred Stock then outstanding. The Corporation shall from time to time, subject to and in accordance with the DGCL, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all shares of Class B Preferred Stock then outstanding. The Corporation shall cause any shares of Common Stock issued upon conversion of Class B Preferred Stock to be listed for trading on any securities exchange on which the Common Stock is at the time listed, and shall deliver such notices as may be required by such exchange in connection with any such issuance.

          (j) Notwithstanding anything to the contrary contained herein, if adjustments of the Conversion Price have caused the Conversion Price to be lower than the par value, if any, of the Common Stock, upon any conversion of shares of Class B Preferred Stock the Corporation shall, to the maximum extent it is legally able to do so, issue to the converting holder the shares of Common Stock into which the shares of Class B Preferred Stock being converted are convertible, and, in addition, the Corporation shall pay the converting holder an amount in cash equal to the Current Market Price per share of Common Stock multiplied by the number of shares and fractions thereof of Common Stock which the converting holder would have been entitled to receive except for the limitation on lawful issuance described in this paragraph.

          (k) Notwithstanding anything to the contrary contained herein, no adjustment in the Conversion Price pursuant to this Section 8 shall be required
                                                    ---------
unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price, provided, however, that any adjustments which, by reason
                       --------  -------
of this paragraph (k), are not required to be made shall be carried forward and
        -------------
taken into account in any subsequent adjustment.

          (l) Upon the expiration of any rights, options or warrants to purchase or other securities convertible into or exchangeable for shares of Common Stock, if any thereof shall not have been exercised, converted or exchanged, the Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants to purchase or securities convertible into or exchangeable for shares of Common Stock and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants to purchase or securities convertible into or exchangeable for shares of Common Stock, whether or not exercised; provided, however, that no such readjustment shall have the
                  --------  -------
effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of Common Stock.

           Section 9.  Reports as to Adjustments.
                       -------------------------

          Whenever the Conversion Price is adjusted as provided in Section 8,
                                                                   ---------
the Corporation shall promptly mail to the holders of record of the outstanding shares of Class B Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the Conversion Price has been adjusted and setting forth the new Conversion Price and the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Class B Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

           Section 10.  Rank.
                        ----

          The Class B Preferred Stock shall rank, with respect to the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (i) prior to all shares of Junior Stock (including, without limitation, the Common Stock) and (ii) prior to all shares of any other series of Preferred Stock, unless and to the extent such other series, the authorization and creation of which was approved or consented to by the requisite holders of Class B Preferred Stock in accordance with the provisions of paragraph (b) of Section 4, by its terms ranks
                                  -------------
on a parity with or senior to the Class B Preferred Stock in any respect.

                               *       *       *

       IN WITNESS WHEREOF, CyberSentry, Inc. has caused this Certificate of Designation of Class B Convertible Redeemable Preferred Stock to be duly executed by its President this 22 day of March, 1999.



                                    CYBERSENTRY, INC.



                                    By: /s/ Gerald Resnick
                                        ---------------------------
                                        Gerald Resnick, President